UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 10, 2004

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000- 28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway Redwood City, CA 94063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2004, BroadVision, Inc. (the “Company”) entered into a Security Purchase Agreement (the “Agreement”), by and among the Company and the investors listed on exhibit A thereto. The Agreement documents a private placement of up to $20 million of securities, including convertible notes, warrants to purchase common stock and additional investment rights to purchase additional convertible notes.  The Company has agreed to file with the SEC a resale registration statement relating to the common stock issuable upon exercise of the notes and warrants.  The Securities Purchase Agreement, together with certain exhibits thereto, is attached as Exhibit 10.45.  A press release announcing the transaction is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)                                Exhibits.

Exhibit Number	Description
10.45	Securities Purchase Agreement dated as of November 10, 2004.

99.1	Press Release, dated November 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: November 10, 2004	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.45	Securities Purchase Agreement dated as of November 10, 2004.

99.1	Press Release, dated November 10, 2004.